Power of Attorney

Know all by these presents, that I do here appoint each of Ronald Tsoumas, Kerry Vyverberg and Amit Patel, each acting singly, as my true and lawful attorney-in-fact with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1) prepare, execute, acknowledge, deliver and file Forms 3, 4 and 5 (including any amendments thereto) with respect to the securities of Methode Electronics, Inc., a Delaware corporation (the “Company”), with the United States Securities and Exchange Commission (the “SEC”), any national securities exchanges and the Company, as considered necessary or desirable under Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the “Exchange Act”);

(2) seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information on transactions in the Company’s securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to any such attorney-in-fact and approves and ratifies any such release of information; and

(3) perform any and all other acts which in the discretion of each such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned acknowledges and agrees that:

(1) each attorney-in-fact is authorized but not required to act in his or her discretion on any information received in connection with this Power of Attorney without independent verification thereof;

(2) any documents prepared and/or executed pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

(3) neither the Company nor any attorney-in-fact assumes (i) any liability for the undersigned’s responsibility to comply with the requirements of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

(4) this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.

The undersigned hereby gives and grants to each of the foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, and hereby ratifies and approves all such acts and things lawfully taken on behalf of the undersigned by virtue of this Power of Attorney.

This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 29th day of January 2024.

/s/ Avinash Avula

Signature

Print Name: Avinash Avula